SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
[(Amendment No. ___)]

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BARNWELL INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

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BARNWELL INDUSTRIES, INC.

___________________

Notice of Annual Meeting of Stockholders

___________________

To the Stockholders of BARNWELL INDUSTRIES, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BARNWELL INDUSTRIES, INC., a Delaware corporation, will be held on March 3, 2014, at 9:30 a.m., Central Standard Time, at the Clarion Shreveport Hotel, 1419 East 70th Street, Shreveport, Louisiana, for the purpose of considering and acting upon:

(1)  the election of a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors shall have been elected and qualified;

(2) to consider and vote upon an advisory (non-binding) resolution to approve executive compensation;

(3)  the approval of a Pay for Performance Plan;

(4)  the ratification of the selection of the independent auditor for 2014; and

(5)  any and all other business which may properly come before the meeting.

Only stockholders of record at the close of business on January 6, 2014, are entitled to notice of and to vote at this meeting or any adjournment thereof.  The Company’s Annual Report to Stockholders for the fiscal year ended September 30, 2013, which includes consolidated financial statements, is enclosed herewith.

We will be pleased to have you attend the meeting.  However, if you are unable to do so, please sign and return the accompanying Proxy in the enclosed addressed envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 3, 2014.  THE PROXY STATEMENT AND OUR 2013 ANNUAL REPORT ARE AVAILABLE AT HTTP://WWW.BRNINC.COM.

By Order of the Board of Directors,

RUSSELL M. GIFFORD
Secretary

Dated:  January 16, 2014

BARNWELL INDUSTRIES, INC.

1100 ALAKEA STREET, SUITE 2900

HONOLULU, HAWAII 96813

PROXY STATEMENT

SOLICITATION AND REVOCATION OF PROXIES

The following information is furnished in connection with the Annual Meeting of Stockholders of Barnwell Industries, Inc., a Delaware corporation (the “Company”), to be held on March 3, 2014 at 9:30 a.m., Central Standard Time, at the Clarion Shreveport Hotel, 1419 East 70th Street, Shreveport, Louisiana.

The accompanying Proxy is solicited by the Board of Directors (the “Board” or the “Board of Directors”) of the Company. The Company will bear the cost of such solicitation.  Solicitation of proxies will be primarily by mail.  Proxies may also be solicited by regular employees of the Company by telephone at a nominal cost.  Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of Common Stock (as defined below) and will be reimbursed for their expenses.  All properly executed proxies will be voted as instructed.

Stockholders who execute proxies may revoke them by delivering subsequently dated proxies or by giving written notice of revocation to the Secretary of the Company at any time before such proxies are voted.  No proxy will be voted for a stockholder if the stockholder attends the meeting and elects to vote in person.

This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about January 16, 2014.  The Company’s website address is www.brninc.com.

VOTING AT THE MEETING

Only stockholders of record at the close of business on January 6, 2014 (the “Record Date”) will be entitled to vote at the annual meeting and any adjournment thereof.  As of the Record Date, 8,277,160 shares of common stock, par value $0.50, of the Company (the “Common Stock”) were issued and outstanding.  Each share of Common Stock outstanding as of the Record Date is entitled to one vote on any proposal presented at the meeting.  The presence of holders representing a majority of all the votes entitled to be cast at the meeting will constitute a quorum at the meeting.  The election of directors requires a plurality of the votes cast at the meeting.  The ratification of KPMG LLP as our independent auditor for the fiscal year ending September 30, 2014, the vote upon an advisory (non-binding) resolution to approve executive compensation and the approval of the Pay for Performance Plan each require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote thereon at the meeting.  With respect to abstentions, the shares will be considered present at the meeting and will be disregarded in the election of directors, but, since they are not an affirmative vote with respect to the other proposals, abstentions will have the same effect as a vote against such other proposals.  Brokers and nominees are precluded from exercising their voting discretion with respect to all matters to be acted upon at the meeting, other than the ratification of KPMG LLP as our independent auditor.  Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted with respect to the election of directors and the other proposals.  A broker non-vote will not have any effect on any of the proposals.  Shares represented by such broker non-votes will, however, be counted for purposes of determining whether there is a quorum.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

All ten directors of the Company are proposed to be elected at the meeting.  Each elected director shall hold office until the next annual meeting and until his successor is duly elected and qualified.  The persons named as proxies in the enclosed Proxy are executive officers of the Company and, unless contrary instructions are given, they will vote the shares represented by the Proxy FOR the election to the Board of Directors of the persons named below.  The Board of Directors has no reason to believe that any of the nominees for director will be unable to serve; however, in the event any of the nominees should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for other persons in place of such nominees.

Our Board of Directors recommends a vote FOR the election of the following ten directors of the Company.

NOMINEES TO THE BOARD OF DIRECTORS

The Board of Directors held five meetings during the fiscal year ended September 30, 2013.  Except for Martin Anderson, who attended four Board of Directors meetings, three Audit Committee meetings and one Compensation Committee meeting, directors attended at least 75% of the meetings of the Board of Directors and of the committees of the Board on which each director served.  The independent directors met on four occasions out of the presence of management during the fiscal year ended September 30, 2013.

The following table sets forth, as to the nominees for election as directors:  (1) such person’s name; (2) the year in which such person was first elected a director of the Company; (3) such person’s age; (4) all positions and offices with the Company held by such person; (5) the business experience of such person during the past five years; (6) certain other directorships, if any, held by such person; and briefly discusses the specific experience, qualifications, attributes or skills that led to the conclusion that each such person should serve as a director of Barnwell.

Name	Director Since	Age	All other Present Positions with the Company and Principal Occupations
Morton H. Kinzler	1956	88
Chairman of the Board of the Company since 1980 and Chief Executive Officer since 1971.  Mr. Kinzler is the father of Alexander C. Kinzler, President, Chief Operating Officer, General Counsel and a Director of the Company.  Mr. Kinzler, an attorney, is a founder and incorporator of the Company, and has served in various capacities including Vice President, Secretary, President, CEO and Chairman.  He has been a member of the Board of Directors since the Company was founded.  This extensive experience allows Mr. Kinzler to bring to the Board deep insight into the operations, challenges and complex issues facing the Company, as well as oil and gas and real estate businesses in general.  As a holder of over 16 percent of the Company’s shares for decades, Mr. Kinzler brings to the Board a shareholder’s perspective in managing and operating the Company in the long-term best interests of shareholders, and also brings to the Board significant operational, strategic, consensus-building and management skills from his years with the Company and legal background.

Martin Anderson1	1985	90
Investor; Partner, Goodsill Anderson Quinn & Stifel LLP, Honolulu, Hawaii (attorneys) from September 2008 until January 2011; Of Counsel from January 2007 until August 2008 and Partner from 1955 until December 2006; Distinguished Overseer, Hoover Institution of Stanford University.  Mr. Anderson brings to the Board of Directors broad experience, expertise and qualifications as a result of his extensive legal background and boardroom experience with both public and private entities, including Hawaiian Airlines and the entities listed above.  Except for a two-year hiatus, Mr. Anderson was a partner in a major Honolulu law firm from 1955 until 2011, including many years as a senior partner, and therefore brings to the Board extensive leadership and management skills, as well as a strong consensus-building capacity from his other board and trusteeship experiences.

Murray C. Gardner, Ph.D.1	1996	81
Geothermal resource, oil and gas exploration and reservoir consultant and investor, self-employed since 1995.  Dr. Gardner has a Ph.D. in geology and brings to the Board of Directors extensive knowledge and experience of geology, geophysics, the oil and gas industry and the geothermal industry and operations.  As a former officer and director of Geothermex, Inc., a geothermal exploration consulting firm now owned by Schlumberger, Inc., Dr. Gardner also brings to the Board broad business and general management experience in corporate operations, as well as extensive leadership and consensus-building skills.

Alexander C. Kinzler	1999	55
President and Chief Operating Officer of the Company since December 2002 and General Counsel of the Company since December 2001.  Mr. Kinzler is the son of Morton H. Kinzler, Chief Executive Officer and Chairman of the Board of Directors of the Company.  Mr. Kinzler, an attorney, has been employed by the Company since 1984 in various capacities including Vice President, Executive Vice President, and currently President and Chief Operating Officer, and brings to the Board deep insight into the operations, challenges and complex issues facing the Company.  He has served on the boards of directors of business groups including the Hawaii Leeward Planning Conference, and also brings to the Board significant operational, strategic, consensus-building and management skills from his years with the Company and legal background.

Russell M. Gifford	2003	59
Secretary of the Company since December 2002.  Executive Vice President since December 1997, Treasurer since November 1986 and Chief Financial Officer since August 1985.  President of Water Resources International, Inc., a wholly-owned subsidiary of the Company since December 1999.  Mr. Gifford, a Certified Public Accountant, has been employed by the Company since 1982 in various capacities including Vice President, Executive Vice President and Chief Financial Officer, and has also served as President of the Company’s water well drilling subsidiary since 1999.  Mr. Gifford has substantial financial and accounting expertise, including experience working in public accounting as an auditor at Touche Ross & Company prior to his employment by the Company.  Mr. Gifford brings to the Board of Directors substantial financial and accounting knowledge, as well as deep insight into the operations, challenges and complex issues facing the Company.  Mr. Gifford also serves on the boards of various community organizations and has substantial strategic planning and consensus-building skills as a result of that experience.

Diane G. Kranz1	2003	73
Senior Partner, Kranz & Co., LLP (certified public accountants), since 1970.  Ms. Kranz, a Certified Public Accountant who has been senior partner of an accounting firm since 1970, brings to the Board of Directors substantial accounting and financial expertise, as well as extensive management and leadership experience from her management and oversight of Kranz & Co., LLP.  Ms. Kranz qualifies as an Audit Committee Financial Expert and is currently chairperson of the Company’s Audit Committee.  Ms. Kranz also has extensive consensus-building skills from her experience in tax accounting and her service with various charitable organizations.

Kevin K. Takata1	2004	57
First Deputy Prosecutor, County of Kauai, since December 3, 2012; Deputy Attorney General, State of Hawaii, from October 2010 to November 30, 2012; Deputy Prosecuting Attorney, City and County of Honolulu, from 1987 to October 2010, Trials Division Chief from 1997 to 2006. Instructor, National Advocacy Center since 2000.  Mr. Takata, an attorney, has broad leadership, management and consensus-building skills from his years as Trials Division Chief of the Office of the Prosecuting Attorney of the City and County of Honolulu.  Mr. Takata’s lifelong residency in Hawaii has also assisted the Board of Directors in overseeing the Company’s various Hawaii-based businesses, including its real estate and water well drilling divisions.  Mr. Takata’s experience as a prosecutor and expertise in trial tactics and legal ethics has also given the Board of Directors valuable insights into the challenges and complex issues, both legal and otherwise, facing the Company and businesses in general.

Ahron H. Haspel1	2006	70
Investor and attorney in private practice since January 2011. Of Counsel, Jones Day (attorneys) from January 2010 to January 2011; Partner, Jones Day from February 2005 to December 2010. Mr. Haspel, a Certified Public Accountant and attorney-at-law, was a partner of KPMG LLP (certified public accountants) from 1977 to 2005 and a member of KPMG’s Board of Directors and leadership team.  Mr. Haspel’s background and experience in public accounting and taxation bring to the Board of Directors extensive accounting and financial expertise, as well as senior leadership experience, providing a strong foundation to assist the Board of Directors with regard to many challenges and complex issues facing the Company.  Mr. Haspel also has extensive experience dealing with the management and boards of directors of large, multinational corporations on matters of taxation, mergers and acquisitions, and this experience has been invaluable to the Company in facing complex issues and challenges.  Mr. Haspel also qualifies as an Audit Committee Financial Expert.

Robert J. Inglima, Jr.1	2007	55
Investor; Sole practitioner, Robert J. Inglima, Jr., Attorney-at-Law, since October 2002; Attorney in private practice since 1985.  Mr. Inglima, an attorney-at-law, brings to the Board of Directors substantial legal and financial expertise from his practice of law since 1985 and his work with an accounting and consulting firm.  Mr. Inglima also has substantial experience in real estate and corporate law, and has advised numerous clients on matters of business, finance and taxation as well.  Mr. Inglima has extensive experience representing clients with respect to real estate development and land use, commercial transactions, taxation, contract law, general corporate, and business formation and planning.  He has represented domestic as well as international companies, government agencies and individuals in complex business transactions. His experience as a Principal and Member of Cipolla Sziklay, LLC (certified public accountants and consultants) from 2004 to 2006 with respect to business valuation and litigation support services also adds to his significant business experience.

James S. Barnwell III1	2012	68
Investor in oil and gas and real estate since 1967. Served on the board of directors and as president of the Larry D. Large Foundation (charitable 501(c)(3) corporation) from 2004 to 2010. Mr. Barnwell, who has a B.S. in geology and an M.B.A., spent 29 years in the telecommunications industry with AT&T and its successor Lucent Technologies.  He worked in the oil and gas industry as part of the Company’s founding Barnwell family, served as director of various civic organizations, including the Louisiana Chamber of Commerce and Municipal Affairs Committee Shreveport, and is a certified member of the American Production and Inventory Control Society. Mr. Barnwell’s many years of management experience developing complex business plans and budgets provides valuable insight into corporate operations and business enterprise development. His oil and gas background, together with his broad range of business, management and civic experience and strong personal and professional ethics provide a strong foundation to assist the Board of Directors with regard to many challenges and complex issues facing the Company and businesses in general. Mr. Barnwell also has strong consensus-building skills from his management experience and service with charitable organizations.

_______________________________________
1 This director is independent as defined in Section 803(A) of the NYSE MKT listing standards.

Board Nomination Process

The Board of Directors has a standing Compensation Committee, a standing Audit Committee, a standing Executive Committee and a standing Reserves Committee.  It has no standing nominating committee and there is no nominating committee charter.  The Board of Directors believes that it is appropriate for the Company not to have a nominating committee because potential nominees are recommended to the full Board by a majority vote of the independent directors.  The Board identifies nominees by first evaluating the current members of the Board willing to continue in service.  Current members of the Board with skills and experience relevant to the Company’s business and willing to continue in service are considered for re-nomination.  If any member of the Board up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Board determines whether it is appropriate to replace the retiring member.  If deemed appropriate, the Board identifies the desired skills and experience of a new nominee.  The Board believes that potential directors should possess sound judgment, understanding of the business issues affecting the Company, integrity and the highest personal and professional ethics.  The Board seeks directors possessing a range of business, management and civic experience appropriate for the Board to discharge its responsibilities.  In the case of both incumbent and new directors, the Board seeks persons who are able to devote significant time and effort to Board and Board committee responsibilities.  Once nominees have been identified, the independent directors recommend to the Board such nominees and the Board reviews and votes on such recommendation.

The Company does not have a specific policy regarding the diversity of the Board.  Instead, the Board considers its overall composition when considering director candidates, including whether the Board has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of the Company’s current and expected future needs.  The Board also believes that it is desirable for new candidates to contribute to a variety of viewpoints on the Board, which may be enhanced by a mix of different professional and personal backgrounds and experiences. For example, Ms. Diane Kranz, a Certified Public Accountant who is currently the chairperson of our Audit Committee, brings gender diversity to the Board along with her business experience and expertise.

The Board will consider potential nominees brought to its attention by any director or officer of the Company.  It will also evaluate recommendations for director nominees proposed by a stockholder who (i) has continuously held at least 1% of the outstanding shares of the Company’s Common Stock entitled to vote at the annual meeting of stockholders for at least one year prior to the date the stockholder makes the recommendation and (ii) undertakes to continue to hold such number of shares through the date of the upcoming annual meeting.  For possible inclusion in next year’s proxy statement, any recommendation for a director nominee submitted by a qualifying stockholder must be received by the Company no later than the date for stockholder proposals set forth herein under the heading “Stockholder Proposals.”  Any stockholder recommendation for a director nominee must be submitted to the Company’s Chairman of the Board in writing and must include:

•	a statement by the stockholder that such stockholder is the holder of at least 1% of the outstanding shares of the Company’s Common Stock, that the shares have been held for at least one year prior to the date of the submission and that such stockholder will continue to hold the shares through the date of the upcoming annual meeting of stockholders;

•	the candidate’s name, age, contact information and current principal occupation or employment;

•	the candidate’s resume, which will include a description of the candidate’s qualifications and business experience during, at a minimum, the last five years, including his/her principal occupation or employment and the name and principal business of any corporation or other organization in which the candidate was employed; and

•	at least three (3) references for the candidate.

The Board will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner, using the criteria stated above.  All directors and director nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process.

Stockholders may send any communication to the Board of Directors, as a whole, or individually, by mail to the Company’s address listed on page one of this Proxy Statement, to the attention of Russell M. Gifford, Secretary.  All such communications will be forwarded to the Board of Directors or individual directors as appropriate.

The Company strongly encourages each member of the Board of Directors to attend the Annual Meeting.  Nine members of the Board of Directors attended the 2013 Annual Meeting of Stockholders of the Company, of which four attended in person and five attended by telephone.

BOARD LEADERSHIP STRUCTURE; RISK OVERSIGHT

The positions of Chairman and CEO have been jointly held by Mr. Morton H. Kinzler since his selection as Chairman of the Board in 1980.  Barnwell Industries, Inc. is a smaller reporting company and the Board has determined that the current structure is appropriate at this time in that it enables Mr. Kinzler to handle the complexities of his role as a CEO while continuing to provide leadership on policy at the Board level.  Although the roles of CEO and Chairman are currently held by Mr. Kinzler, the Board regularly considers the appropriate leadership structure for the Company and has concluded that the Company and its shareholders are best served by not having a formal policy on whether the same individual should serve as both Chief Executive Officer and Chairman of the Board and the Board has not adopted such a policy.  The Board believes that it is important to retain the flexibility to make this determination at any given point in time based upon what it believes will provide the best leadership structure for the Company at that time.  This approach allows the Board to utilize its considerable experience and knowledge to elect the most qualified director as Chairman of the Board, while maintaining the ability to separate the Chairman and Chief Executive Officer roles when necessary.  Accordingly, at different points in time in the Company’s history, the Chief Executive Officer and Chairman of the Board roles have been held by the same person.  At other times, they have been held by different individuals.  In each instance, the decision on whether to combine or separate the roles was made in the best interest of the Company’s shareholders, based on the circumstances at the time.

The Board’s primary function with respect to risk is oversight.  The Board administers its risk oversight function both as a whole and through its committees.  The Audit Committee reviews and makes inquiry as to risk management and reports to the Board on its findings.  The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks.  Management is responsible for the Company’s day-to-day risk management activities.  Other Board committees also consider and address risk as they perform their committee responsibilities.  For example, the Compensation Committee, comprised solely of independent directors, discusses and reviews compensation arrangements for the Company’s Executive Officers to avoid incentives that would promote excessive risk-taking that is reasonably likely to have a material adverse effect on the Company.  The full Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.  We believe the division of risk management responsibilities as described above is an effective approach for evaluating and addressing the risks facing the Company and that our Board leadership structure supports this approach because it allows our independent directors to exercise effective oversight of the actions of management.

COMPENSATION COMMITTEE

The members of the Compensation Committee are Mr. Haspel, Chairman, and Mr. Anderson, Dr. Gardner, Mr. Barnwell and Ms. Kranz.  The Compensation Committee (i) determines the annual compensation of the Company’s Executive Officers; (ii) recommends, if appropriate, new employee benefit plans to the Board of Directors; (iii) administers all employee benefit plans; and (iv) makes such other determinations regarding compensation or benefits as may be necessary or advisable.  The Compensation Committee held two meetings during the fiscal year ended September 30, 2013.  The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on our website.

NAMED EXECUTIVE OFFICERS OF THE COMPANY

The Company currently has three executive officers (the “Named Executive Officers”).  The following table sets forth the names and ages of all Named Executive Officers of the Company, their positions and offices with the Company and the period during which each has served.

Name	Age	Position with the Company
Morton H. Kinzler	88
Chairman of the Board since 1980 and Chief Executive Officer since 1971.  Mr. Kinzler is the father of Alexander C. Kinzler, President, Chief Operating Officer, General Counsel and a Director of the Company.

Alexander C. Kinzler	55
President and Chief Operating Officer since December 2002 and General Counsel since December 2001.  Director of the Company since December 1999.  Mr. Kinzler is the son of Morton H. Kinzler, Chief Executive Officer and Chairman of the Board of Directors of the Company.

Russell M. Gifford	59
Secretary since December 2002, Executive Vice President since December 1997, Treasurer since November 1986 and Chief Financial Officer since August 1985.  President of Water Resources International, Inc., a wholly-owned subsidiary of the Company, since December 1999.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth certain information regarding compensation paid during the fiscal years ended September 30, 2013, September 30, 2012 and September 30, 2011 to (1) Morton H. Kinzler, our Chairman of the Board of Directors and Chief Executive Officer, (2) Alexander C. Kinzler, our President, Chief Operating Officer and General Counsel, and (3) Russell M. Gifford, our Executive Vice President, Chief Financial Officer, Treasurer and Secretary.

No Named Executive Officer was granted a stock award in fiscal year 2013, 2012 or 2011. As a result, such column has been omitted.

We reflect portions of our CEO’s and our President’s annual performance bonuses in the “Non-Equity Incentive Plan Compensation” column. These amounts represent cash payments for our CEO’s and our President’s 2013 performance under our 2008 Pay for Performance Plan (the “2008 Plan”).  Performance measures and targeted goals for the Company’s 2013 fiscal year performance period were established by the Compensation Committee in December 2012 and the Committee designated the CEO and the President (who is also the Company’s COO) to be eligible to participate in the 2008 Plan for fiscal year 2013.  The material terms of such performance measures and targeted goals are as follows:

The Compensation Committee determined that the sum of the following three components shall represent the maximum bonus that may be achieved under the 2008 Plan for fiscal 2013 by each of the CEO and the President/COO (the “2013 Maximum Bonus Amount”), which is designed so that the Company will be in compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended:

(a)      an amount equal to 5% of the earnings before income taxes on a GAAP basis of the Company;

(b)      the greater of (i) for an increase in earnings before income taxes on a GAAP basis over the prior fiscal year, 20% of the first 100% of such increase as calculated above, and 10% of the remaining amount of such increase; or (ii) for an increase in earnings attributable to the combined Land Investment and Residential Real Estate segments in the State of Hawaii on a GAAP basis over the prior fiscal year with respect to such segments, 20% of the first 100% of such increase and 10% of the remaining amount of such increase; and

(c)      for an increase in the Company’s market capitalization of up to 10%, determined by comparing the closing price of the Common Stock on September 30, 2012 and September 30, 2013, 10% of the amount of such increase.

The 2013 Maximum Bonus Amount for each participant shall in no case exceed 150% of such participant’s base salary as of January 2013.  Additionally, a decrease in earnings before income taxes or market capitalization will not decrease the amounts of the other respective components of the 2013 Maximum Bonus Amount.  The Committee, in its sole discretion, reserves the right to eliminate or reduce the 2013 Maximum Bonus Amount payable to the CEO and/or to the COO pursuant to the bonus formula described above and in addition or alternatively to grant ordinary bonuses.

The Compensation Committee determined that, pursuant to the adopted performance measures and targeted goals, the maximum bonus grant which could have been payable as calculated under the Plan was $19,000 as to our CEO, and $19,000 as to our President/COO.  The Compensation Committee reviewed the performance of our CEO and President/COO during fiscal 2013, analyzed the Company’s results for the year, reviewed the overall performance of management for the fiscal year, reviewed with management various factors the Committee takes into account in setting compensation, including individual and corporate, financial and non-financial performance, the creation of value for our stockholders, the long-term commitment and contributions of management to the Company, including the ownership by management of approximately 21% of the Company’s outstanding stock.  The Committee determined that, as a result of the Company’s 2013 performance, it was appropriate to pay the respective annual performance bonus amounts as shown in the table, below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)1	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)2	All Other Compen-sation ($)	Total ($)
Morton H. Kinzler Chairman of the Board and Chief Executive Officer	2013 2012 2011	775,000 775,000 726,562	- - 32,000	- - -	15,000 - 93,000	<39,159> <14,536> <28,601>	54,7393 68,696 137,978	805,580 829,160 960,939
Alexander C. Kinzler President, Chief Operating Officer and General Counsel	2013 2012 2011	650,000 650,000 617,500	- - 7,000	- - -	10,000 - 93,000	<87,083> 252,874 97,515	30,3724 26,782 37,723	603,289 929,656 852,738
Russell M. Gifford Executive Vice President, Chief Financial Officer, Treasurer and Secretary	2013 2012 2011	525,000 525,000 505,313	10,000 - 90,000	- - -	- - -	<66,823> 286,371 123,366	18,8244 22,400 25,687	487,001 833,771 744,366

No Named Executive Officer was granted a plan-based award or stock award in fiscal 2013. As a result, such table has been omitted.
________________________________

1	The amounts included in the "Option Awards" column represent the aggregate grant date fair value of option awards in each year for all stock option awards granted during such year, with respect to such executive officer, pursuant to FASB ASC Subtopic 718-10, Compensation-Stock Compensation.

2	The decreases shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column for 2013 are primarily the result of changes in the actuarial assumptions as to the discount rate applicable to our pension plan for 2013, which increased from 4.00% to 5.00%.

3	This amount represents perquisites received with respect to: (1) personal use of Company office; (2) medical insurance; (3) medical expense reimbursements; (4) companion air travel; (5) club memberships; (6) vehicle expense (including depreciation on a straight-line basis with a 7-year life); (7) in-office meals; and (8) supplementary retirement payments made pursuant to an agreement with the Company.

4	This amount represents perquisites received with respect to: (1) medical insurance; (2) medical expense reimbursements; (3) a club membership; (4) vehicle expense (including depreciation on a straight-line basis with a 7-year life); and (5) imputed interest on a loan from the Company made prior to the enactment of the Sarbanes-Oxley Act.

 Outstanding Equity Awards At Fiscal Year-End 2013

The following table sets forth grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended September 30, 2013 to each of the Named Executive Officers.  No Named Executive Officer held unvested stock awards as of fiscal year end 2013.  As a result, such columns have been omitted.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Morton H. Kinzler	None	None	N/A	N/A
Alexander C. Kinzler	120,000 100,000 93,750	- - 31,250	8.80 12.92 4.32	12/2014 12/2017 12/2019
Russell M. Gifford	60,000 36,000 75,000 45,000	- - - 22,500	8.62 8.80 11.40 4.32	12/2014 12/2014 05/2018 12/2019

If a change in control occurs, then all unvested stock options will accelerate and will become exercisable in full.  Assuming a change in control occurred September 30, 2013 and using the closing price of the Company’s stock on that date, the value of the accelerated vesting of these options would be $0 and $0 for Mr. A. Kinzler and Mr. Gifford, respectively.

DIRECTOR COMPENSATION

The Company’s program of director compensation is intended to fairly pay directors for work required for a company of our size and scope. Directors who are not officers of the Company receive an annual fee of $20,000 and are reimbursed for expenses incurred in connection with meeting attendance.  The Chairmen of the Compensation Committee and the Reserves Committee receive an additional $12,000 annual fee and the Chairperson of the Audit Committee receives an additional $25,000 annual fee.  The members of the Executive Committee, Reserves Committee and Compensation Committee, other than the Chairmen, receive an additional $2,500 annual fee. The members of the Audit Committee, other than the Chairperson, receive an additional $10,000 annual fee.

Non-Employee Director Compensation

The following Non-Employee Director Compensation table sets forth information with regard to the nominees to the Board of Directors as listed in the table under “Proposal No. 1”, above, with regard to compensation paid to them during the fiscal year ended September 30, 2013.  Directors who are officers of the Company do not receive any fees for their service as directors and their compensation as officers of the Company is disclosed in the Summary Compensation Table.

No named director was granted a stock award or option award in fiscal year 2013 nor earned any non-equity incentive plan compensation in fiscal year 2013. As a result, such columns have been omitted.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Martin Anderson	35,000	35,000
Murray C. Gardner, Ph.D.	47,000	47,000
Diane G. Kranz	50,000	50,000
Kevin K. Takata	32,500	32,500
Ahron H. Haspel	47,000	47,000
Robert J. Inglima, Jr.	32,500	32,500
James S. Barnwell III	21,250	21,250

AUDIT COMMITTEE

The members of the Audit Committee are Ms. Kranz, Chairperson, Dr. Gardner, and Messrs. Anderson, Takata, Haspel, Inglima and Barnwell.  All of the members of the Audit Committee are independent (as independence is defined in Section 803 (A) of the NYSE MKT listing standards).  The Board of Directors has determined that the Audit Committee has two audit committee financial experts, Ms. Kranz and Mr. Haspel, who are both financial experts based on their being Certified Public Accountants.  The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website.  The Audit Committee reviews the services of the independent accountants employed by the Company to audit the consolidated financial statements of the Company. The Audit Committee periodically reviews major issues regarding accounting and auditing principles and practices, the adequacy of internal controls that could affect the consolidated financial statements as well as all related party transactions and potential conflicts of interest.  During the fiscal year ended September 30, 2013, the Audit Committee held four meetings.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the audited consolidated financial statements with management, and the Audit Committee has discussed with KPMG LLP, the independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), as such may be modified or supplemented.  The Audit Committee has also received the written disclosures and the letter from KPMG LLP that are required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee) as may be modified or supplemented, and has discussed with KPMG LLP its independence.  Based upon its discussions with management and with KPMG LLP, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013.

Audit Fees

The aggregate fees billed to the Company by KPMG LLP, the Company’s independent registered public accounting firm, for professional services rendered in connection with the audit of the annual financial statements included in the Company’s Form 10-K, review of financial statements included in the Company’s Form 10-Qs and services to the Company in connection with statutory or regulatory filings or engagements for the fiscal year ended September 30, 2013 totaled $301,200.  For the comparable services provided for the fiscal year ended September 30, 2012, KPMG LLP billed the Company $307,400.

Audit-Related Fees

For the fiscal years ended September 30, 2013 and September 30, 2012, KPMG LLP, the Company’s independent registered public accounting firm, did not bill the Company for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.

Tax Fees

The aggregate fees billed to the Company by KPMG LLP, the Company’s independent registered public accounting firm, for tax compliance, tax advice and tax planning for the fiscal year ended September 30, 2013 totaled $67,100 and for the fiscal year ended September 30, 2012 totaled $82,000.

All Other Fees

For the fiscal years ended September 30, 2013 and September 30, 2012, KPMG LLP, the Company’s independent registered public accounting firm, did not bill the Company for any fees other than Audit Fees and Tax Fees.

Pre-approval Policies and Procedures

The Audit Committee pre-approves all services provided to the Company by the independent registered public accounting firm through the following policies and procedures:  (1) the Audit Committee reviews with the Company’s independent registered public accounting firm its audit plan and report thereon, including estimated Audit Fees, Audit-Related Fees, Tax Fees and Other Fees; (2) upon review of such audit plan and estimated fees, the Audit Committee may pre-approve the provision of such products and services and the payment therefor; and (3) at subsequent meetings of the Audit Committee, the Audit Committee reviews the status of the provision of all products and services from the Company’s independent registered public accounting firm to the Company and payment therefor, and may pre-approve the provision of additional products and services as necessary.

Audit Committee of the Board of Directors

Diane G. Kranz, Chairperson
Murray C. Gardner
Martin Anderson
Kevin K. Takata
Ahron H. Haspel
Robert J. Inglima, Jr.
James S. Barnwell III

EXECUTIVE COMMITTEE

The members of the Executive Committee are Mr. Morton Kinzler, Chairman, and Messrs. Anderson, Alexander Kinzler, Haspel, Dr. Gardner and Ms. Kranz.  The Executive Committee has and may exercise all the powers of the Board of Directors when the Board is not in session, subject to certain limitations in the Company’s Bylaws.  During the fiscal year ended September 30, 2013, the Executive Committee held no meetings.

RESERVES COMMITTEE

The members of the Reserves Committee are Dr. Murray C. Gardner, Chairman, and Messrs. Inglima, Haspel, Takata, Barnwell, Gifford and Alexander Kinzler.  During the fiscal year ended September 30, 2013, the Reserves Committee held one meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Below are the transactions that occurred during fiscal year 2013 in which, to our knowledge, the Company was or is a party, in which the amount involved exceeded $120,000, and in which any director, director nominee, executive officer, person known by us to be a holder of more than 5% of our Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Transactions with Drs. Sudarsky and Magaro

Dr. R. David Sudarsky and Dr. Joseph E. Magaro are persons known by the Company to be holders of more than 5% of the Company’s Common Stock.  Dr. Sudarsky and Dr. Magaro are working interest owners in certain oil and gas properties managed by the Company and in which the Company also holds a working interest.  As owners of the working interests in these properties, they are required to pay their proportionate share of costs and are entitled to receive their proportionate share of revenues in the normal course of business from these properties.  During fiscal year 2013, Dr. Sudarsky and Dr. Magaro earned revenues from their working interests in these properties, net of costs, of approximately $793,000 and $616,000 respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 11, 2013, with respect to the beneficial ownership of the Common Stock,  the sole voting security of the Company,  by (i) each person known to the Company who beneficially owns more than 5% of the Common Stock, (ii) each director and nominee of the Company, (iii) the Named Executive Officers, and (iv) all directors and executive officers of the Company as a group.
Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership1	Percent Of Class

Joseph E. Magaro	401 Riversville Road Greenwich, Connecticut	1,263,060	15.3%

R. David Sudarsky	3015 North Ocean Boulevard Ft. Lauderdale, Florida	727,600	8.8%

Ned L. Sherwood	4731 North Highway A1A Suite 213 Vero Beach, Florida	899,6222	10.9%

Dimensional Fund Advisors LP	Palisades West, Building One 6300 Bee Cave Road Austin, Texas	487,3973	5.9%

Morton H. Kinzler	1100 Alakea Street, Suite 2900 Honolulu, Hawaii	1,354,4084	16.4%

Martin Anderson	620 Sand Hill Road, Apt. 422F Palo Alto, California	5,000	*

Murray C. Gardner, Ph.D.	P. O. Box 1657 Kamuela, Hawaii	23,890	*

Alexander C. Kinzler	1100 Alakea Street, Suite 2900 Honolulu, Hawaii	648,5005	7.5%

Russell M. Gifford	1100 Alakea Street, Suite 2900 Honolulu, Hawaii	328,0006	3.9%

Diane G. Kranz	145 East 57th Street New York, New York	18,000	*

Kevin K. Takata	c/o 1100 Alakea Street, Suite 2900 Honolulu, Hawaii	850	*

Ahron H. Haspel	220 East 65th Street New York, New York	2,000	*

Robert J. Inglima, Jr.	1 Deerhill Drive Ho-Ho-Kus, New Jersey	14,8007	*

James S. Barnwell III	407 Driftwood Street Rockwall, Texas	10,726	*

All directors and executive officers as a group (10 persons)		2,406,1748	27.2%

_________________________________________

1  A person is deemed to be the beneficial owner of securities that such person can acquire as of and within the 60 days following the date of this table upon the exercise of options. Each beneficial owner’s percentage of ownership is determined by assuming that options or conversion rights that are held by such person (but not those held by any other person) and which are exercisable as of and within 60 days following the date of this table have been exercised. For purposes of the footnotes that follow, “currently exercisable” means options that are exercisable as of and within 60 days following the date of this table. Except as indicated in the footnotes that follow, shares listed in the table are held with sole voting and investment power.

2  Represents shares held as of June 11, 2013 as reported on Schedule 13D filed by Ned L. Sherwood. According to such filing, Mr. Sherwood may be deemed to beneficially own 899,622.138 shares of Common Stock of the Company, which includes (i) 661,584.138 shares of Common Stock of the Company held by MRMP Managers LLC, of which Mr. Sherwood is the chief investment officer and (ii) 238,038 shares of Common Stock of the Company held by Ned L. Sherwood Revocable Trust, of which Mr. Sherwood is the beneficiary and trustee.

3  Represents shares held as of December 31, 2012 as reported on Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”). As reported on Schedule 13G, Dimensional is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Dimensional has sole voting power of 484,729 shares of Common Stock of the Company and sole dispositive power of 487,397 shares of Common Stock of the Company.

4  Includes 1,848 shares owned by his wife to which Mr. M. Kinzler disclaims beneficial ownership.

5  Includes 3,000 shares owned by his children to which Mr. A. Kinzler disclaims beneficial ownership and currently exercisable options to acquire 345,000 shares of Common Stock.

6  Includes 3,300 shares owned by his children to which Mr. Gifford disclaims beneficial ownership and currently exercisable options to acquire 238,500 shares of Common Stock.

7  Includes 1,800 shares owned by his children to which Mr. Inglima disclaims beneficial ownership.

8  Includes currently exercisable options held by executive officers of the Company to acquire 583,500 shares of Common Stock.

*        Represents less than 1% of the outstanding shares of Common Stock of the Company.

PROPOSAL NO. 2

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, adopted in 2010, we are required to include in this Proxy Statement and to present at the meeting a non-binding stockholder vote to approve the compensation of our Named Executive Officers, as disclosed in this Proxy Statement.  This proposal gives stockholders the opportunity to approve or not approve the compensation of the Company’s Named Executive Officers that is disclosed in this Proxy Statement.  A proposal will be presented at the meeting in the form of the following resolution:

RESOLVED, that the stockholders approve the compensation of the Company’s Named Executive Officers, as disclosed in the executive compensation section, the compensation tables and related material in the Company’s Proxy Statement for the annual meeting.

As provided by law, this vote will not be binding on the Company’s Board of Directors and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board.  The vote will not affect any compensation paid or awarded to any executive.

The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of stockholder value.  Because this vote is advisory, it will not be binding on the Board of Directors; however, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The affirmative vote of a majority of the shares of Common Stock cast at the annual meeting is required for approval of this proposal.

Our Board of Directors believes that our compensation policies and procedures achieve our objective, and therefore recommends that stockholders vote FOR this proposal.

PROPOSAL NO. 3
APPROVAL OF THE PAY FOR PERFORMANCE PLAN

We are asking our stockholders to approve adoption of a new Pay for Performance Plan (the “Pay for Performance Plan”).  The new Pay for Performance Plan will be substantially the same as the 2008 Plan. The Compensation Committee adopted the Pay for Performance Plan on December 10, 2013 subject to stockholder approval.

A component of the Company’s overall compensation strategy is to pay its employees for delivering measurable results.  The Board also believes that the Company’s ability to attract and retain key executives is significantly strengthened by its ability to offer an incentive bonus plan that rewards exceptional performance that supports the Company’s objectives. The purpose of the Pay for Performance Plan is to provide eligible executive officers and key employees of the Company and its subsidiaries who are designated by the Compensation Committee with incentive cash payments based upon their level of achievement of financial, business and other performance criteria.

If approved by the Company’s stockholders at the 2014 annual meeting, the Pay for Performance Plan would permit the payment of cash bonuses that may qualify as “performance-based compensation” under Internal Revenue Code (“IRC”) Section 162(m).  Generally, under IRC Section 162(m), the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and each of the next three most highly compensated executive officers (other than its Chief Financial Officer) may be limited to $1,000,000 in any year.  However, the Company can deduct compensation in excess of that amount if it qualifies as “performance-based compensation.”  The Board believes that it is in the best interests of the Company and its stockholders to ensure that compensation payable to its executive officers is deductible by the Company for federal income tax purposes.

In order to qualify as “performance-based compensation,” the material terms of the performance goals under which such compensation may be paid must be disclosed to and approved by the stockholders of the Company.  You are being asked to approve the Pay for Performance Plan, and should read and understand the terms of the plan before you vote.  Below is a summary of the principal provisions of the Pay for Performance Plan.  The summary does not purport to be exhaustive, and is qualified by the full text of the plan, a copy of which is attached to this Proxy Statement as Exhibit A.

Administration.  The Pay for Performance Plan will be administered by the Compensation Committee, or any other committee designated by the Board (the “Committee”).  The Committee will consist solely of two or more directors, each of whom must qualify as an “outside director” under IRC Section 162(m).  The Committee will be responsible for administering the Pay for Performance Plan, including determining and interpreting the terms of the Pay for Performance Plan, determining the manner and time of payment of any bonuses awarded, designating the executive officers and other key employees eligible to participate, and setting the targeted goals for selected performance measures.  No executive officer or other employee of the Company is automatically entitled to participate in the Pay for Performance Plan.

Eligibility.  The employees eligible to participate in the Pay for Performance Plan are those executive officers and other key employees of the Company who are designated by the Committee in its sole discretion.  Accordingly, the identity and actual number of employees who will receive awards under the plan cannot be determined in advance.

Determination of Performance Measures.  The Committee will determine the performance period (generally, the fiscal year of the Company) for measuring actual performance under the plan.  Within 90 days of the commencement of the performance period (or, if earlier, before the expiration of the first 25% of the performance period), the Committee will designate the targeted goals for selected performance measures during the performance period and the applicable bonus formula for each participant, which may vary between individual participants or group of participants.

Performance Measures.  The performance measures are determined by the Committee and may differ from participant to participant and from bonus to bonus.  They may include a targeted level or levels of achievement using one or more of the following metrics, on an absolute basis or relative to a pre-established target, and measured on a business-unit or Company-wide basis: revenue, gross margin; operating expenses or operating expenses as a percentage of revenue; earnings; earnings per share; growth in any of the foregoing measures; market capitalization; stock price; return on equity or average stockholders’ equity; total stockholder return; growth in stockholder value relative to the moving average of the S&P 500 Index, another index or that of a peer group of companies; return on capital; return on assets or net assets; return on investment; economic value added; operating profit; controllable operating profit; net operating profit; operating margin; cash conversion cycle; market share; contract awards or backlog; overhead or other expense reduction; credit rating; strategic plan development and implementation; succession plan development and implementation; improvement in workforce diversity; customer indicators; new product invention or innovation, improvements in productivity; attainment of objective operating goals; and employee metrics.

Calculation of Bonus Amount.  After the end of each performance period, the Committee will determine and certify the extent to which the targeted goals for the performance measures applicable to each participant were achieved or exceeded for the performance period, and shall determine each participant’s bonus by applying the bonus formula to the level of actual performance achieved.  The Committee may nevertheless eliminate or reduce the bonus otherwise payable to any participant under the bonus formula.  The aggregate bonus(es) payable to any participant during any fiscal year of the Company may not exceed $2,000,000.

Awards for 2014 Fiscal Year.  Performance measures and targeted goals for the Company’s 2014 fiscal year performance period were established by the Committee in December 2013 and the Committee designated the Chief Executive Officer and the Chief Operating Officer to be eligible to participate in the Pay for Performance Plan for fiscal year 2014. The material terms of such performance measures and targeted goals are set forth below.

The Committee determined that the sum of the following three components shall represent the maximum bonus that may be achieved under the Pay for Performance Plan for fiscal 2014 by each of the Chief Executive Officer and the Chief Operating Officer (the “2014 Maximum Bonus Amount”), which is designed so that the Company will be in compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended:

(a)      an amount equal to 5% of the earnings before income taxes on a GAAP basis of the Company;

(b)      the greater of (i) for an increase in earnings before income taxes on a GAAP basis over the prior fiscal year, 20% of the first 100% of such increase as calculated above, and 10% of the remaining amount of such increase; or (ii) for an increase in earnings attributable to the combined Land Investment and Residential Real Estate segments in the State of Hawaii on a GAAP basis over the prior fiscal year with respect to such segments, 20% of the first 100% of such increase and 10% of the remaining amount of such increase; and

(c)      for an increase in the Company’s market capitalization of up to 10%, determined by comparing the closing price of the Common Stock on September 30, 2013 and September 30, 2014, 10% of the amount of such increase.

The 2014 Maximum Bonus Amount for each participant shall in no case exceed 150% of such participant’s base salary as of January 2014.  Additionally, a decrease in earnings before income taxes or market capitalization will not decrease the amounts of the other respective components of the 2014 Maximum Bonus Amount.  The Committee, in its sole discretion, reserves the right to eliminate or reduce the 2014 Maximum Bonus Amount payable to the Chief Executive Officer and/or to the Chief Operating Officer pursuant to the bonus formula described above and in addition or alternatively to grant ordinary bonuses.

Effective Date.  If approved by our stockholders at the 2014 annual meeting, the Pay for Performance Plan will become effective for performance periods which started on October 1, 2013.  Thereafter, the Pay for Performance Plan shall be re-submitted to the stockholders of the Company for approval at the first meeting that occurs in the fifth year following the year in which the Pay for Performance Plan was last approved (or earlier as may be required under Section 162(m) of the IRC).  In the event that the Pay for Performance Plan is not approved by our stockholders, the Pay for Performance Plan shall be null and void with respect to participants who are “covered employees” within the meaning of Section 162(m) of the IRC.

Amendment and Termination. The Committee may amend, modify, suspend or terminate the Pay for Performance Plan, in whole or in part, at any time, including the adoption of amendments deemed necessary or desirable to correct any defect or to supply omitted data or to reconcile any inconsistency in the Pay for Performance Plan or in any bonus granted thereunder; provided, however, that no amendment, alteration, suspension or discontinuation may be made which would increase the amount of compensation payable pursuant to such bonus, or which would cause compensation that is, or may become, payable under the Pay for Performance Plan to fail to qualify as performance-based compensation.  Notwithstanding the foregoing, the Committee may amend, modify, suspend or terminate the Pay for Performance Plan if any such action is required by law.  To the extent required under applicable law, including IRC Section 162(m), Pay for Performance Plan amendments will be subject to stockholder approval.

Pay for Performance Plan Benefits.  The bonus formula for awards payable under the Pay for Performance Plan will be predetermined by the Committee within 90 days of the commencement of the applicable performance period (or, if earlier, before the expiration of the first 25% of the performance period).   Because the performance measures and targeted goals for annual awards, if any, under the Pay for Performance Plan are determined in the sole discretion of the Committee, and because bonus amounts, as calculated pursuant to the bonus formula, may be eliminated or reduced by the Committee in its sole discretion, the amounts of future awards are undeterminable.

Required Vote. Approval of the Pay for Performance Plan requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy at the meeting and entitled to be voted on this matter.  The Pay for Performance Plan and all awards thereunder will be null and void if the Pay for Performance Plan is not approved by the Company’s stockholders.

Our Board of Directors recommends a vote FOR the approval of the Pay for Performance Plan.

PROPOSAL NO. 4
RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITOR FOR 2014

The Audit Committee has appointed KPMG LLP to serve as our independent auditor for fiscal year 2014.  KPMG LLP has served as the Company’s independent auditor since 1990 and is considered by management to be well qualified.  Although stockholder ratification of the Audit Committee’s appointment of KPMG LLP as our independent auditor is not required, the Board of Directors is submitting the appointment of KPMG LLP to the stockholders for ratification.  If the stockholders fail to ratify the Audit Committee’s appointment, the Audit Committee will reconsider whether to retain KPMG LLP as the Company’s independent auditor.  In addition, even if the stockholders ratify the appointment of KPMG LLP, the Audit Committee may in its discretion appoint a different independent accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of the Company.  We are asking our stockholders to ratify the selection of KPMG LLP as our independent auditor for fiscal year 2014.

KPMG LLP expects to have a representative available at the meeting who will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Our Board of Directors recommends a vote FOR the ratification of the selection of KPMG LLP as independent auditor for fiscal year 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership on Forms 3, 4, and 5 with the SEC and any national securities exchange on which such equity securities are registered.  Based solely on the Company’s review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file reports on Form 5 during the most recently completed fiscal year or prior years, the Company believes that all of its officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during the Company’s most recently completed fiscal year.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to all of our executive and non-executive employees.  The code of ethics contains certain additional terms applicable to our Chief Executive Officer and Chief Financial Officer.  The Company’s code of ethics may be found on the Company’s website at: www.brninc.com/ethics0304.pdf.

STOCKHOLDER PROPOSALS

Any stockholder who, in accordance with SEC Rule 14a-8, wishes to present a proposal for inclusion in the proxy materials to be distributed in connection with the next Annual Meeting of Stockholders must submit the proposal so that it is received at the principal office of the Company no later than September 18, 2014.  As the SEC rules make clear, simply submitting a proposal does not guarantee that it will be included.

Notices of intention to present proposals at the next Annual Meeting of Stockholders should be addressed to Secretary, Barnwell Industries, Inc., 1100 Alakea Street, Suite 2900, Honolulu, Hawaii 96813.  The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

GENERAL

No business other than those set forth in Items (1), (2), (3) and (4) of the Notice of Annual Meeting of Stockholders is expected to come before the meeting, but should any other matters requiring a vote of stockholders properly arise, including a question of adjourning the meeting, the persons named in the accompanying Proxy will vote thereon according to their best judgment in the best interests of the Company.

Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than the Company, the Company has relied upon information furnished by such persons.

By Order of the Board of Directors,

RUSSELL M. GIFFORD
Secretary

Dated:  January 16, 2014

Stockholders may obtain a copy, without charge, of the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, by writing to Russell M. Gifford, Barnwell Industries, Inc., 1100 Alakea Street, Suite 2900, Honolulu, Hawaii 96813 or by sending an email to barnwellinfo@brninc.com or by following the “2013 Annual Report” link at the Company’s website (www.brninc.com).

Exhibit A

BARNWELL INDUSTRIES, INC.
PAY FOR PERFORMANCE PLAN

1.           Purpose. The purpose of this Plan is to provide certain officers and employees of the Company with incentive compensation based upon the level of achievement of financial, business and other performance criteria. This Plan is intended to permit the payment of bonuses that may qualify as performance-based compensation under Code Section 162(m), and the Plan and the terms of any Bonuses hereunder shall be so interpreted and construed to the maximum extent possible.

2.           Definitions.

(a)           “Board” means the Board of Directors of Barnwell Industries, Inc.

(b)           “Bonus” means a cash payment made pursuant to this Plan with respect to a particular Performance Period, determined pursuant to Section 6 below.

(c)           “Bonus Formula” means, as to any Performance Period, the formula established by the Committee pursuant to Section 6 in order to determine the Bonus amounts, if any, to be paid to Participants based upon the level of achievement of targeted goals for the selected Performance Measures. The formula may differ from Participant to Participant or business group to business group. The Bonus Formula shall be of such a nature that an objective third party having knowledge of all the relevant facts could determine whether targeted goals for the Performance Measures have been achieved.

(d)           “Code” means the Internal Revenue Code of 1986, as amended.

(e)           “Committee” means the Compensation Committee of the Board, or such other committee designated by the Board, which is authorized to administer the Plan under Section 4 and which shall consist of two or more members, each of whom shall qualify as an “outside director” within the meaning of Code Section 162(m).

(f)           “Company” means Barnwell Industries, Inc. or any of its subsidiaries (as such term is defined in Code Section 424(f)).

(g)           “Fiscal Year” means the twelve-month period from October 1 through September 30.

(h)           “Participant” means an eligible officer or key employee of the Company participating in the Plan for a Performance Period.

(i)           “Performance-Based Compensation” means compensation that qualifies as “performance-based compensation” within the meaning of Code Section 162(m).

(j)           “Performance Measure” means the metric(s) (or combined metric(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to a Bonus. As determined by the Committee, the Performance Measures applicable to a Bonus may provide for a targeted level or levels of achievement using one or more of the following metrics, on an absolute basis or relative to a pre-established target: revenue (on an absolute basis or adjusted for currency effects); gross margin; operating expenses or operating expenses as a percentage of revenue; earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings, and may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or adjusted to exclude any or all non-GAAP items); earnings per share (on a GAAP or non-GAAP basis); growth in any of the foregoing measures; stock price; return on equity or average stockholders’ equity; total stockholder return; growth in stockholder value relative to the moving average of the S&P 500 Index, another index or that of a peer group of companies; return on capital; return on assets or net assets; return on investment; economic value added; operating profit; controllable operating profit; net operating profit; operating margin; cash conversion cycle; market share; contract awards or backlog; overhead or other expense reduction; credit rating; strategic plan development and implementation; succession plan development and implementation; improvement in workforce diversity; customer indicators; new product invention or innovation, improvements in productivity; attainment of objective operating goals; and employee metrics. The Performance Measures may differ from Participant to Participant and from Bonus to Bonus. The Committee may designate Performance Measures that are based on business unit or Company-wide results.

(k)          “Performance Period” means any Fiscal Year or such other period as determined by the Committee.

(l)           “Plan” means this Barnwell Industries, Inc. Pay for Performance Plan, as it may be amended from time to time.

(m)          “Predetermination Date” means, for a Performance Period, (i) the earlier of 90 days after commencement of the Performance Period or the expiration of 25% of the Performance Period, provided that the achievement of targeted goals under the selected Performance Measures for the Performance Period is substantially uncertain at such time; or (ii) such other date by which a performance goal must be pre-established pursuant to Code Section 162(m).

3.           Eligibility. The employees eligible to participate in the Plan for a given Performance Period shall be executive officers and other key employees of the Company who are designated by the Committee, in writing, in its sole discretion. No person shall be automatically entitled to participate in the Plan.

4.           Plan Administration.

(a)           The Committee shall be responsible for the requirements for qualifying compensation as Performance-Based Compensation. Subject to the limitations on Committee discretion imposed under Code Section 162(m), the Committee shall have such powers as may be necessary to discharge its duties hereunder. The Committee shall be responsible for the general administration and interpretation of this Plan and for carrying out its provisions, including the authority to construe and interpret the terms of this Plan, determine the manner and time of payment of any Bonuses, prescribe forms and procedures for purposes of Plan participation and distribution of Bonuses and adopt rules, regulations and to take such actions as it deems necessary or desirable for the proper administration of this Plan. The Committee may delegate its administrative tasks to Company employees or others as appropriate for proper administration of this Plan.

(b)           Any rule or decision by the Committee or its delegate(s) that is not inconsistent with the provisions of this Plan shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

5.           Effective Date.  This Plan shall be submitted to the stockholders of the Company for approval at the 2014 annual meeting of stockholders and, if approved by the stockholders of the Company at such meeting, shall become effective for Performance Periods beginning on and after October 1, 2013.  Thereafter, this Plan (as then in effect) shall be re-submitted to the stockholders of the Company for approval at the first meeting that occurs in the fifth year following the year in which this Plan was last approved (or earlier as may be required under Section 162(m) of the Code).  In the event that this Plan is not approved by the stockholders of the Company, the Plan shall be null and void with respect to Participants who are “covered employees” within the meaning of Section 162(m) of the Code.

6.           Bonuses. Prior to the Predetermination Date for a Performance Period, the Committee shall designate or approve in writing, the following:

(a)           the Performance Period;

(b)           the positions or names of officers and employees who will be Participants for the Performance Period;

(c)           the targeted goals for selected Performance Measures during the Performance Period; and

(d)           the applicable Bonus Formula for each Participant, which may be for an individual Participant or a group of Participants.

7.           Determination of Amount of Bonus.

(a)           Calculation. After the end of each Performance Period, the Committee shall certify in writing (to the extent required under Code Section 162(m)) the extent to which the targeted goals for the Performance Measures applicable to each Participant for the Performance Period were achieved or exceeded. The Bonus for each Participant shall be determined by applying the Bonus Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of this Plan, the Committee, in its sole discretion, may eliminate or reduce the Bonus payable to any Participant below that which otherwise would be payable under the Bonus Formula. The aggregate Bonus(es) payable to any Participant during any Fiscal Year shall not exceed U.S. $2 million.

(b)           Adjustment. The Committee may appropriately adjust any evaluation of performance under a Performance Measure to exclude any of the following events that occurs during a Performance Period: (A) the effects of currency fluctuations, (B) any or all items that are excluded from the calculation of non-GAAP earnings as reflected in any Company press release and Form 8-K filing relating to an earnings announcement, (C) asset write-downs, (D) litigation or claim judgments or settlements, (E) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (F) accruals for reorganization and restructuring programs, and (G) any other extraordinary or non-operational items.

(c)           Right to Receive Payment. Each Bonus under this Plan shall be paid solely from general assets of the Company. This Plan is unfunded and unsecured; nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of a Bonus other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

8.           Payment of Bonuses.

(a)           Timing of Distributions. The Company shall distribute amounts payable to Participants as soon as is administratively practicable following the determination and written certification of the Committee for a Performance Period, but in any event within the calendar year following the calendar year in which such Performance Period ends; provided further, however, that, if any Bonus fails to qualify as Performance-Based Compensation, and the Company’s deduction with respect to all or any part of such Bonus is restricted by Section 162(m), the Committee may delay any such payment to a future tax year of the Company in which the Company’s deduction for such payment would no longer be restricted by application of Code Section 162(m), and, provided further, that such delay in payment is made in accordance with Treasury Regulations Sections 1.409A-1(b)(4)(ii) or 1.409A-2(b)(7)(i).

(b)           Payment. The payment of a Bonus, if any (as determined by the Committee at the end of the Performance Period), with respect to a specific Performance Period requires that the employee be an active employee of the Company on the last day of each applicable Performance Period, subject to the following:

(i)
Leave of Absence or Non-Pay Status. A Participant may receive a Bonus while on an approved leave of absence or non-pay status. Such Bonus shall be prorated in a manner the Company determines in it sole discretion.

(ii)
Disability, Workforce Restructuring, Voluntary Severance Incentive Program, Divestiture or Retirement. A Participant who terminates due to disability, participation in a workforce restructuring or voluntary severance incentive program, divestiture or retirement under the Company’s retirement policies may receive a prorated Bonus; the method in which a Bonus is prorated shall be determined by the Company in its sole discretion.

(iii)
Death. The estate of a Participant who dies prior to the end of a Performance Period or after the end of a Performance Period but prior to payment may receive a Bonus or prorated Bonus; the method in which a Bonus is prorated shall be determined by the Company in its sole discretion.

(c)           Change in Status. A Participant who has a change in status that results in being ineligible to participate in this Plan may receive a prorated Bonus, if any (as determined by the Committee at the end of the Performance Period), under this Plan; the method in which a Bonus is prorated shall be determined by the Committee in its sole discretion.

(d)           Code Section 409A. To the extent that any Bonus under the Plan is subject to Code Section 409A, the terms and administration of such Bonus shall comply with the provisions of such Section, applicable IRS guidance and good faith reasonable interpretations thereof, and, to the extent necessary to achieve compliance, shall be modified, replaced, or terminated at the discretion of the Committee or Plan Committee.

9.           Amendment and Termination.

(a)           The Committee may amend, modify, suspend or terminate this Plan, in whole or in part, at any time, including the adoption of amendments deemed necessary or desirable to correct any defect or to supply omitted data or to reconcile any inconsistency in this Plan or in any Bonus granted hereunder; provided, however, that no amendment, alteration, suspension or discontinuation shall be made which would (i) increase the amount of compensation payable pursuant to such Bonus, or (ii) cause compensation that is, or may become, payable hereunder to fail to qualify as Performance-Based Compensation. Notwithstanding the foregoing, the Committee may amend, modify, suspend or terminate this Plan if any such action is required by law. To the extent required under applicable law, including Code Section 162(m), Plan amendments shall be subject to stockholder approval. At no time before the actual distribution of funds to Participants under this Plan shall any Participant accrue any vested interest or right whatsoever under this Plan except as otherwise stated in this Plan.

(b)           In the case of Participants employed outside the United States, the Company may vary the provisions of this Plan as deemed appropriate to conform with, as required by, or made desirable by, local laws, practices and procedures.

10.           Withholding. Distributions pursuant to this Plan shall be subject to all applicable taxes and contributions required by law to be withheld in accordance with procedures established by the Company.

11.           No Additional Participant Rights. The selection of an individual for participation in this Plan shall not give such Participant any right to be retained in the employ of the Company, and the right of the Company to dismiss such Participant or to terminate any arrangement pursuant to which any such Participant provides services to the Company, with or without cause, is specifically reserved. No person shall have claim to a Bonus under this Plan, except as otherwise provided for herein, or to continued participation under this Plan. There is no obligation for uniformity of treatment of Participants under this Plan. The benefits provided for Participants under this Plan shall be in addition to and shall in no way preclude other forms of compensation to or in respect of such Participants. It is expressly agreed and understood that the employment of a Participant is terminable at the will of either party and, if such Participant is a party to an employment contract with the Company, in accordance with the terms and conditions of the Participant’s employment agreement.

12.           Successors. All obligations of the Company with respect to Bonuses granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

13.           Nonassignment. The rights of a Participant under this Plan shall not be assignable or transferable by the Participant except by will or the laws of descent and distribution.

14.           Severability. If any portion of this Plan is deemed to be in conflict with local law, that portion of the Plan, and that portion only, will be deemed void under local law. All other provisions of the Plan will remain in effect. Furthermore, if any provision of this Plan would cause Bonuses not to constitute Performance-Based Compensation, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect.

15.           Governing Law. This Plan shall be governed by the laws of the State of Hawaii.

Proxy 1

BARNWELL INDUSTRIES, INC.

C/O Broadridge Corporate Issuer Services
PO Box 1342
Brentwood, NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	
	CONTROL # → 000000000000
THE COMPANY NAME INC. - COMMON	SHARES 123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors Nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Morton H. Kinzler 02 Martin Anderson 03 Murray C. Gardner 04 Alexander C. Kinzler 05 Russell M. Gifford
06 Diane G. Kranz 07 Kevin K. Takata 08 Ahron H. Haspel 09 Robert J. Inglima, Jr. 10 James S. Barnwell III

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. Consider and vote upon an advisory (non-binding) resolution to approve executive compensation.	☐	☐	☐
3. Approval of the Pay for Performance Plan.	☐	☐	☐
4. Ratification of KPMG LLP as the Independent Auditor for 2014.	☐	☐	☐

NOTE: The undersigned acknowledges receipt of the Notice and Annual Meeting of Stockholders, Proxy Statement of the Company for the Annual Meeting and Company's Annual Report to Stockholders for the fiscal year ended September 30, 2013.

02 0000000000

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000187822_1 R1.0.0.51160

Proxy 2

ANNUAL MEETING OF STOCKHOLDERS OF

BARNWELL INDUSTRIES, INC.

MARCH 3, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com.

BARNWELL INDUSTRIES, INC.

Annual Meeting of Stockholders
March 3, 2014 9:30 AM

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Barnwell Industries, Inc., a Delaware corporation, hereby appoint(s) Morton H. Kinzler and Alexander C. Kinzler, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to vote all the shares of Common Stock which undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Clarion Shreveport Hotel, 1419 East 70th Street, Shreveport, Louisiana, on March 3, 2014, at 9:30 A.M., Central Standard time, and at any adjournment of such meeting, with all powers which the undersigned would possess if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card, and proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where a choice is not specified.

Continued and to be signed on reverse side

0000187822_2 R1.0.0.51160